EXHIBIT 10.32


                      AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This AMENDMENT NO. 1, dated as of June 30, 1998 (this "AMENDMENT"), to the Credit Agreement dated as of June 11, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among ABLE TELCOM HOLDING CORP., a Florida corporation (the "BORROWER"), the several lenders from time to time parties thereto (collectively, the "LENDERS," and each individually, a "LENDER") and NATIONSBANK, N.A., as Administrative Agent (in such capacity, the "AGENT"), collectively the "PARTIES".

                                  WITNESSETH:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Parties have agreed that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

     NOW, THEREFORE, the Parties hereby agree:

1.   that the Credit Agreement is amended as follows:

(a) the front cover page is amended to read in its entirety as set out in Exhibit A hereto;

(b) the introductory provisions (commencing and ending at page 1 of the Credit Agreement) are amended to read in their entirety as follows:

     "CREDIT AGREEMENT, dated June 11, 1998, among ABLE TELCOM HOLDING CORP., a Florida corporation (the "BORROWER"), the several lenders from time to time parties to this Credit Agreement (the "LENDERS"), NATIONSBANK, N.A., as Administrative Agent for the Lenders hereunder and CIBC Inc., as documentation agent (the "DOCUMENTATION AGENT").";

(c)  Section 1.1 is hereby amended as follows:

     (i) The definition of "Indebtedness" is revised to read in its entirety as follows:


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     ""INDEBTEDNESS": with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property, assets or services (excluding trade accounts payable, and accrued expenses incurred or arising in the ordinary course of business, payable in accordance with customary practices and not more than 90 days past due), (e) all Indebtedness of other Persons secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including revenues, income and profit) owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantee Obligations of such Person, (g) all obligations in respect of Capital Leases of such Person, (h) all obligations of such Person with respect of Interest Rate Hedge Agreements (i) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person and (j) Disqualified Stock PROVIDED HOWEVER THAT the MFSNT Note will not constitute "Indebtedness" of the Borrower. The Indebtedness of any Person shall included the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonable satisfactory to the Administrative Agent";

     (ii) The definition of "Restricted Subsidiary" is revised to read in its entirety as follows:

     ""RESTRICTED SUBSIDIARY": (a) any Subsidiary of the Borrower other than those listed on SCHEDULE 1.1 and (b) those additional Subsidiaries of the Borrower, added by a supplement to such SCHEDULE 1.1 whose assets either: (i) are not located in, or income attributable to sources other than, the United States, the pledge of the stock or assets of which would be treated as a repatriation of the earnings or income thereof or taxable dividend to the Borrower under ss. 957 of the Code ("Controlled Foreign Corporations"); or (ii) consist soley of Capital Securities of Controlled Foreign Corporations;"; and

     (iii) The following definitions are added:

     ""MFSNT NOTE": that certain promissory note dated July ____, 1998, a copy of which is attached as Exhibit P hereto.";

     ""MFSNT SUBSIDIARIES": MFS Network Technologies, Inc. (being the successor by merger to MFS Acquisition Corp.) and the Subsidiaries of MFSNT as of the date of the MFSNT Acquisition, the stock of which is acquired in the MFSNT Acquisition, namely: MFS Transportation Systems, Inc., a Delaware corporation, MFS Network Technologies of the District of Columbia, Inc., a District of Columbia corporation and MFS TransTech, a Delaware corporation";


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(d)  Section 8.1 is amended to read in its entirety as follows:

     "8.1  FINANCIAL COVENANTS.

     (a) LEVERAGE RATIOS. (i) Permit the Total Leverage Ratio of the Borrower and its Restricted Subsidiaries at the end of any fiscal quarter of the Borrower ending during any period set forth below to be greater than the ratio set forth opposite such period below:

          PERIOD                                     RATIO

Effective Date through 10/30/1998                 3.70 to 1.00
10/31/1998 through 04/29/1999                     3.50 to 1.00
04/30/1999 through 01/31/2000                     3.25 to 1.00
02/01/2000 and thereafter                         3.00 to 1.00

            (ii) Permit the Senior Leverage Ratio of the Borrower and its Restricted Subsidiaries at the end of any fiscal quarter of the Borrower ending during any period set forth below to be greater than the ratio set forth opposite such period below:

          PERIOD                                     RATIO

Effective Date through 04/29/1999                 3.00 to 1.00
04/30/1999 through 01/31/2000                     2.75 to 1.00
02/01/2000 and thereafter                         2.50 to 1.00

            (b) INTEREST COVERAGE. Permits the Interest Coverage Ratio of the Borrower and its Restricted Subsidiaries at the end of any fiscal quarter of the Borrower to be less than 2.00 to 1.00.

            (c) FIXED CHARGE RATIO. Permit the Fixed Charge Ratio of the Borrower and its Restricted Subsidiaries at the end of any fiscal quarter of the Borrower to be less than 1.50 to 1.00.

            (d) CURRENT RATIO. Permit the Current Ratio of the Borrower and its Restricted Subsidiaries at the end of any fiscal quarter of the Borrower to be less than 2.50 to 1.00.";

(e)  Section 8.2 is hereby amended to read in its entirety as follows:

     "8.2 LIMITATIONS ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness of the Borrower or any Restricted Subsidiary, except:


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     (a) Indebtedness under this Agreement and the Guarantee Obligations of the
         Subsidiaries with respect thereto;

     (b) Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary of the Borrower; PROVIDED, that any such Indebtedness shall (i) not be subordinated to any other Indebtedness of the Borrower or such Restricted Subsidiary other than the Obligations and (ii) be evidenced by an Intercompany Note pledged to the Administrative Agent pursuant to the Borrower's Pledge Agreement or a Subsidiary's Pledge Agreement, as applicable;

     (c) Indebtedness of the Borrower and any Restricted Subsidiary constituting obligations under Capital Leases or secured by Liens permitted by clause (f) of the definition of "Permitted Liens" contained in Section 1, in an aggregate principal amount at any one time outstanding not to exceed $3,000,000.00.

     (d) Interest Rate Hedge Agreements entered into by the Borrower for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Borrower that is permitted by this
         Section 8.2; PROVIDED, that the notional principal amount of the obligations under any such Interest Rate Hedge Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Hedge Agreement relates;

     (e) the 12% Subordinated Notes; and

     (f) other unsecured Indebtedness of the Borrower not in excess of $1,000,000 outstanding at any time in the aggregate.";

(f) Section 8.8 is hereby amended to read in its entirety as follows:

     "8.8 LIMITATION ON ACQUISITIONS, INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase or enter into any agreement or option to purchase any stock, bonds, notes, debentures or other securities of or any assets of, or of a business unit of, or make any other investment in, any Person (collectively, "INVESTMENTS"), except:

     (a) accounts receivable that arise in the ordinary course of business and adjustments to account debtors with respect thereto in the ordinary course of business;

     (b) Investments in case and Cash Equivalents;


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     (c) Investments of the Borrower and the Subsidiaries in the Borrower and
         other Subsidiaries existing on the Effective Date and listed in the Perfection Certificate and (ii) subject to Sections 8.15(b) and 8.15(c), Investments after the Effective Date by the Borrower or any Restricted Subsidiary in the Borrower or: (A) any Wholly Owned Subsidiary that is a Restricted Subsidiary; or (B) any Subsidiary that is not a Restricted Subsidiary, provided that all such Investments in Subsidiaries described in clause (b) of the definition of "Restricted Subsidiary" shall not exceed $3,500,000 in the aggregate.

     (d) loans and advances to employees of the Borrower or any Restricted Subsidiary for travel, entertainment and relocation expenses in the ordinary course of business, in an aggregate principal amount for the Borrower and the Restricted Subsidiaries for all loans and advances described in this clause (d) not to exceed $500,000 at any time outstanding;

     (e) Subject Acquisitions; PROVIDED, that (i) no such acquisition may be made if a Default has occurred and is continuing or would occur after giving effect thereto, (ii) the consideration for any Subject Acquisition does not exceed the Fair Market Value of the property and assets which are the subject thereof and (iii) the Borrower has delivered to the Administrative Agent the information required under or has otherwise complied with the provisions of Sections 6.2(b), (c),
         (d), (e), (f), (g), (h), (i) and (j), whether or not the Borrower is requesting a Loan in connection with such Subject Acquisition;

     (f) Capital Securities of Kanas Telcom, Inc., an Alaskan corporation not exceeding 25% of the Capital Securities of such corporation outstanding at any time;

     (g) Capital Securities of SIRIT Technologies, Inc., a Canadian corporation, provided that such Capital Securities shall not exceed 2% of the Capital Securities of such corporation outstanding at any time;

     (h) Investments received in connection with the bankruptcy or reorganization of any customer or supplier of the Borrower or any Subsidiary or in connection with the settlement of delinquent obligations;

     (i) Investments consisting of promissory notes or Capital Securities issued to the Borrower or any Wholly Owned Subsidiary in connection with any Disposition made pursuant to, and to the extent permitted by, Section 8.5(c);


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     (j) Investments consisting of Interest Rate Hedge Agreements permitted by
         Section 8.2; and

     (k) other Investments (not prohibited under Section 8.6 or 8.9 or otherwise prohibited under any other covenant hereunder) in an aggregate amount at any time outstanding not to exceed $500,000.";

(g)  Section 8.14 is hereby amended to read in its entirety as follows:

     8.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist any Contractual Obligation which in any way restricts the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreement governing Indebtedness incurred pursuant to Section 8.2(c) (in which case, any restriction shall only be effective against the assets financed thereby) and (c) any agreement governing Indebtedness outstanding on the Effective Date and listed on Schedule 8.14.

(h)  Section 8.15 is hereby amended to read in its entirety as follows:

     "8.15 CERTAIN INTERCOMPANY MATTERS. (a) In the case of the Borrower and the Subsidiaries, (i) fail to satisfy customary formalities with respect to organizational separateness, including, without limitation, the maintenance of separate books and records; (ii) fail to act soley in its own name and through its authorized officers and agents; (iii) in the case of any Subsidiary, make or agree to make any payment to a creditor of the Borrower; (iv) commingle any money or other assets of the Borrower with any money or other assets of the Borrower or Subsidiary; or (v) take any action, or conduct its affairs in a manner, which could reasonably by expected to result in the separate organizational existence of the Borrower and the Subsidiaries being ignored under any circumstance.

     (b) In the case of the Borrower, (i) make any Investment in any Restricted Subsidiary other than in the form of a loan evidenced by an Intercompany Note pledged to the Administrative Agent pursuant to the Borrower's Pledge Agreement, except for the capitalization of new Subsidiaries in an amount not to exceed $10,000, in each case, (ii) permit any Restricted Subsidiary to make any Investment in any direct or indirect Subsidiary of such Person other than in the form of a loan evidenced by an Intercompany Note pledged to the Administrative Agent pursuant to such Restricted Subsidiary's Pledge Agreement except for the capitalization of new Wholly Owned Subsidiaries of such Person in an amount not to exceed $10,000 in each case, and (iii) cause any Subsidiary to maintain bank accounts which are not separate and distinct from such accounts of the Borrower.


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     (c) In the case of the Borrower, (i) create, acquire or suffer to exist any
     Subsidiary which is not a Wholly Owned Subsidiary, except Subsidiaries that are Controlled Foreign Corporations (as such term is used in the definition of "Restricted Subsidiaries" herein) or in connection with a Subject Acquisition or the MFSNT Acquisition, or (ii) permit any Wholly Owned Subsidiary to cease to be a Wholly Owned Subsidiary (other than in connection with (x) a transaction permitted by Section 8.4 or (y) a Disposition of all of the Capital Security of such Wholly Owned Subsidiary.";

(h) Section 8.16 is hereby amended to read in its entirety as follows:

     "8.16 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions in respect of any Capital Security of such Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or any other agreements in effect on the date of this Agreement, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the properties or assets of such Subsidiary or all of the Capital Securities of such Subsidiary owned by the Borrower, directly or indirectly through Subsidiary, or (iii) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing the restrictions referred to in clause
     (i) or (ii) above, PROVIDED, that the terms and conditions of any such agreement are no less favorable to the Lenders than those under this agreement so amended, refinanced or replaced.";

(i) New section 10.10 is added, to read in its entirety as follows:

     "10.10 OTHER AGENTS. The Documentation Agent shall have no duties or responsibilities hereunder nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any such Agent in its capacity as such.";

(j) Schedule 1.1 attached hereto is substituted for existing Schedule 1.1 to the Credit Agreement;

(k) that page A-1 of the Revolving Credit Note in the form attached as Exhibit A to the Credit Agreement be amended to read in its entirety as set out in Exhibit B hereto; and

(l) that a new Exhibit P, in the form of Exhibit P hereto, be added following the last Exhibit to the Credit Agreement.

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     2. that all references in the Loan Documents to calculations based on a year of 360 days consisting of 30 day months are hereby modified to refer to calculations based on a year of 360 days for the actual number of days elapsed.

     3. that all references in the Loan Documents (as that term is defined in the Credit Agreement) to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby and as may be amended from time to time hereafter.

     4. that the Lenders, the Administrative Agent, and the Documentation Agent are third party beneficiaries of the subordination provisions of the MFSNT Note attached as Exhibit P hereto.

     The Borrower represents to the Lenders, the Administrative Agent and the Documentation Agent, that all representations and warranties set out in the Credit Agreement, as amended hereby, remain true and correct as of the date hereof, and that no Default or Event of Default (in each case, as defined in the Credit Agreement) exists on the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                        ABLE TELCOM HOLDING CORP.


                                        By: /s/ FRAZIER L. GAINES
                                           -----------------------
                                           Frazier L. Gaines
                                           President



                                        THE ADMINISTRATIVE AGENT
                                        AND THE LENDERS:


                                        NATIONSBANK, N.A.,
                                        as Administrative Agent
                                        and as a Lender


                                        By: /s/ ROSELYN REID
                                            --------------------
                                            Roselyn Reid
                                            Vice President


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


                                        CIBC Inc.,
                                        as a Lender


                                        By: E.L. GORDON
                                           -----------------------
                                           [Name]  E.L. Gordon
                                           [Title] EXECUTIVE DIRECTOR
                                              CIBC OPPENHEIMER CORP., AS AGENT


AGREED AND ACCEPTED BY
DOCUMENTATION AGENT:

                                        CIBC INC.

                                        By: /s/ E.L. GORDON
                                           --------------------------
                                        Name: E.L. GORDON
                                             ------------------------
                                        Title:  EXECUTIVE DIRECTOR
                                              -----------------------
                                              CIBC OPPENHEIMER CORP., AS AGENT


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